Joseph A Miller, Jr.
34 Millstone Lane
Rockland, DE 19732
Jalbertmiller@msn.com
607-765-1148

Jan. 11, 2022

Mr Thomas Zelibor
Chairman LWLG
369 Inverness Parkway
Suite 350
Englewood, CO 80112-6039

Dear Tom,

This letter is to inform you of my intent to retire from the Board of Light Wave Logic effective Jan. 17, 2022 at which time I will have celebrated my 80th Birthday.

The opportunity to serve many years beyond the statutory retirement age and help the company develop such exciting and transformative technology is most appreciated

Your adept and visionary leadership has prepared the company to move forward with competitive strength and laser focus on the opportunities before it. My very best wishes to you, all members of the Board and employees for the greatest of success.

Yours Sincerely,

JaMiller, Jr.

Joseph A Miller, Jr.